EXHIBIT 1.1

VIRGINIA ELECTRIC AND POWER COMPANY

$600,000,000 2007 Series C 5.10% Senior Notes due 2012

$450,000,000 2007 Series D 6.35% Senior Notes due 2037

UNDERWRITING AGREEMENT

November 27, 2007

Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
Wachovia Capital Markets, LLC as Representatives for the Underwriters listed in Schedule I hereto

Goldman, Sachs & Co.	Merrill Lynch, Pierce, Fenner & Smith Incorporated
85 Broad Street	4 World Financial Center
New York, New York 10004	New York, New York 10080

Morgan Stanley & Co. Incorporated	Wachovia Capital Markets, LLC
1585 Broadway	One Wachovia Center, DC-7
New York, New York 10036	301 South College Street
Charlotte, North Carolina 28288-0602

Ladies and Gentlemen:

The undersigned, Virginia Electric and Power Company (the Company), hereby confirms its agreement with the several Underwriters named in Schedule I hereto (the Agreement) with respect to the issuance and sale to the several Underwriters named in Schedule I of certain of the Company’s 2007 Series C 5.10% Senior Notes due 2012 and 2007 Series D 6.35% Senior Notes due 2037 (collectively, the Senior Notes) specified in Schedule II hereto, and the public offering thereof by the several Underwriters, upon the terms specified in Schedule II. Capitalized terms used herein without definition shall be used as defined in the Prospectus (as hereinafter defined).

1. Underwriters and Representatives. The term “Underwriters” as used herein shall be deemed to mean the several persons, firms or corporations (including the Representatives hereinafter mentioned) named in Schedule I hereto, and the term “Representatives” as used herein shall be deemed to mean the Representatives to whom this Agreement is addressed, who by signing this Agreement represent that they have been authorized by the other Underwriters to execute this Agreement on their behalf and to act for them in the manner herein provided. If there shall be only one person, firm or corporation named as an addressee above, the term “Representatives” as used herein shall mean that person, firm or corporation. If there shall be only one person, firm or corporation named in Schedule I hereto, the term “Underwriters” as used herein shall mean that person, firm or corporation. All obligations of the Underwriters hereunder are several and not joint. Unless otherwise stated, any action under or in respect of this Agreement taken by the Representatives will be binding upon all the Underwriters.

2. Description of the Senior Notes. Schedule II specifies the aggregate principal amounts of the Senior Notes, the initial public offering prices of the Senior Notes, and the purchase price to be paid by the Underwriters and sets forth the date, time and manner of delivery of the Senior Notes and payment therefor. Schedule II also specifies (to the extent not set forth in Sections 4 and 5 herein, or in the Registration Statement, Time of Sale Information or Prospectus, each such term as defined below) the terms and provisions for the purchase of such Senior Notes. The Senior Notes will be issued under the Company’s Senior Indenture dated as of June 1, 1998 between the Company and The Bank of New York (successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)), as Trustee (the Trustee), as previously supplemented and as further supplemented by a Sixteenth Supplemental Indenture dated as of November 1, 2007 and a Seventeenth Supplemental Indenture dated as of November 1, 2007 (collectively, the Indenture).

3A. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriters that:

(a) A registration statement, No. 333-130932 on Form S-3 for the registration of the Senior Notes under the Securities Act of 1933, as amended (the Securities Act), heretofore filed with the Securities and Exchange Commission (the Commission) has become effective. Such registration statement (i) is an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act and (ii) became effective not earlier than three years prior to the Closing Date (as defined below), and the Company has not received any notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act. As used herein, “Registration Statement” means, at any given time, such registration statement including the amendments thereto up to such time, the exhibits and any schedules thereto at such time, the Incorporated Documents (as defined below) at such time and documents otherwise deemed to be a part thereof or included therein at such time pursuant to the Rules and Regulations (as defined below); “Rule 430B Information” means information that was omitted from the Registration Statement at the time it became effective but that is deemed to be part of and included in the Registration Statement pursuant to Rule 430B under the Securities Act; “Base Prospectus” means the base prospectus included in the Registration Statement; “Preliminary Prospectus” means the Base Prospectus and any prospectus supplement used in connection with the offering of the Senior Notes that omitted the Rule 430B Information and is used prior to the filing of the Prospectus (as defined below); “Prospectus” means the prospectus supplement to the Base Prospectus that is first filed after the execution hereof pursuant to Rule 424(b)

under the Securities Act, together with the Base Prospectus, as amended at the time of such filing; and “Prospectus Supplement” means the prospectus supplement to the Base Prospectus included in the Prospectus. As used herein, the terms “Registration Statement,” “Base Prospectus,” “Preliminary Prospectus,” “Prospectus” and “Prospectus Supplement” include all documents (including any Current Report on Form 8-K) incorporated therein by reference, whether such incorporated documents are filed before or after the date of such Registration Statement or Prospectus (collectively, the Incorporated Documents). When such Incorporated Documents are filed after the date of the document into which they are incorporated, they shall be deemed included therein from the date of filing of such Incorporated Documents.

At or before 5:00 p.m. on the date hereof (the Time of Sale), the Company had prepared the following information in connection with the offering (collectively, the Time of Sale Information): the Base Prospectus dated January 9, 2006, each Preliminary Prospectus, the Final Term Sheet (as defined in Section 6(a)) and any Issuer Free Writing Prospectus (as defined in Section 3A(c)) listed on Schedule VI hereto. Notwithstanding any provision hereof to the contrary, each document included in the Time of Sale Information shall be deemed to include all documents (including any Current Report on Form 8-K) incorporated therein by reference, whether any such Incorporated Document is filed before or after the document into which it is incorporated, so long as the Incorporated Document is filed before the Time of Sale.

(b) No order suspending the effectiveness of the Registration Statement or otherwise preventing or suspending the use of the Prospectus has been issued by the Commission and is in effect and no proceedings for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering are pending before or, to the knowledge of the Company, threatened by the Commission. The Registration Statement and the Prospectus comply in all material respects with the provisions of the Securities Act, the Securities Exchange Act of 1934, as amended (the Securities Exchange Act), the Trust Indenture Act of 1939, as amended (the Trust Indenture Act), and the rules, regulations and releases of the Commission under the Securities Act, the Securities Exchange Act and the Trust Indenture Act (the Rules and Regulations); neither the Registration Statement on any date on which it has been deemed to have become effective (the Effective Date), the Prospectus at the time it was issued nor the Time of Sale Information at the Time of Sale contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and, on the Closing Date (as defined below), the Registration Statement and the Prospectus (including any amendments and supplements thereto) will conform in all respects to the requirements of the Securities Act, the Securities Exchange Act, the Trust Indenture Act and the Rules and Regulations, and none of the Registration Statement, the Time of Sale Information, the Issuer Free Writing Prospectuses (as supplemented by and taken together with the Time of Sale Information) or the Prospectus will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that the foregoing representations and warranties in this Section 3A(b) shall not apply to statements in or omissions from the Registration Statement, any Issuer Free Writing Prospectus, the Time of Sale

Information or the Prospectus made in reliance upon information furnished herein or in writing to the Company by the Underwriters or on the Underwriters’ behalf through the Representatives for use in the Registration Statement, any Issuer Free Writing Prospectus, the Time of Sale Information or the Prospectus or the part of the Registration Statement which constitutes the Trustee’s Statement of Eligibility under the Trust Indenture Act; and provided further, that, except as otherwise provided in Section 3A(a) with respect to the Time of Sale Information, the foregoing representations and warranties are given on the basis that any statement contained in an Incorporated Document shall be deemed not to be contained in the Registration Statement, the Time of Sale Information or the Prospectus if the statement has been modified or superseded by any statement in a subsequently filed Incorporated Document or in the Registration Statement or the Prospectus or in any amendment or supplement thereto.

(c) Other than the Base Prospectus, any Preliminary Prospectus, the documents listed on Schedule VI, the Prospectus, or any document not constituting a prospectus under Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to, any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Senior Notes, unless such written communication is approved in writing in advance by the Representatives. To the extent any such written communication constitutes an “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act and referred to herein as an Issuer Free Writing Prospectus), such Issuer Free Writing Prospectus complied or will comply in all material respects with the requirements of Rule 433(c) and, if the filing thereof is required pursuant to Rule 433, such filing has been or will be made in the manner and within the time period required by Rule 433(d). The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each such Issuer Free Writing Prospectus in accordance with Rule 433 under the Securities Act.

(d) If, at any time following issuance of an Issuer Free Writing Prospectus, any event occurred or occurs as a result of which such Issuer Free Writing Prospectus conflicted or conflicts with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, the Company (i) has promptly notified or will promptly notify the Underwriters through the Representatives of such conflict and, (ii) at its expense, has promptly amended or supplemented or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict; provided, that the foregoing representations and warranties in this Section 3A(d) shall not apply to conflicts arising from statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon information furnished herein or in writing to the Company by the Underwriters or on the Underwriters’ behalf through the Representatives for use in such Issuer Free Writing Prospectus.

(e) Except as reflected in, or contemplated by, the Registration Statement, the Time of Sale Information and the Prospectus (exclusive of any amendments or supplements after the date hereof), since the respective most recent dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus (exclusive of any amendments or supplements after the date hereof), there has not been any material adverse change or event which would result in a material adverse effect on the condition of the Company and its subsidiaries taken as a whole, financial or otherwise (a Material Adverse Effect). The Company and its subsidiaries taken as a whole have no material contingent financial obligation which is not disclosed in the Registration Statement, the Time of Sale Information or the Prospectus.

(f) Deloitte & Touche LLP, who has audited certain of the Company’s financial statements filed with the Commission and incorporated by reference in the Registration Statement, is an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations.

(g) There are no Significant Subsidiaries of the Company as such term is defined in Rule 1-02 of Regulation S-X.

(h) The execution, delivery and performance of this Agreement, the Indenture, and the Senior Notes, the consummation of the transactions contemplated in this Agreement and in the Registration Statement (including the issuance and sale of the Senior Notes and the use of the proceeds from the sale of the Senior Notes as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under this Agreement, the Indenture and the Senior Notes do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their respective properties, assets or operations, and the Company has full power and authority to authorize, issue and sell the Senior Notes as contemplated by this Agreement.

(i) The Company is not, and, after giving effect to the offering and sale of the Senior Notes and the application of the proceeds thereof as described in the Time of Sale Information or the Prospectus, will not be, an “investment company” or a company “controlled” by an “investment company” which is required to be registered under the Investment Company Act of 1940, as amended.

(j) The Company is a “well-known seasoned issuer,” and is not, and has not been since the filing of the Registration Statement, an “ineligible issuer,” both terms as defined in Rule 405 under the Securities Act. The Company has paid the registration fee for this offering of Senior Notes pursuant to Rule 456(b)(1) under the Securities Act or will pay such fees within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

3B. Representations and Warranties of the Underwriters. Each of the Underwriters represents and warrants to, and agrees with, the Company that:

(a) In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (as defined below), with effect from and including the date on which the Prospectus Directive is implemented in that member state, it has not made and will not make an offer of Senior Notes to the public in that member state, prior to the publication of a prospectus in relation to the Senior Notes which has been approved by the competent authority in that member state or, where appropriate, approved in another member state and notified to the competent authority in that member state, all in accordance with the Prospectus Directive, except that it may, with effect from and including such date, make an offer of Senior Notes to the public in that member state at any time (i) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (ii) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; (iii) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or (iv) in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the above, the expression an “offer of Senior Notes to the public” in relation to any Senior Notes in any member state means the communication in any form and by any means of sufficient information on the terms of the offer and the Senior Notes to be offered so as to enable an investor to decide to acquire the Senior Notes, as the same may be varied in that member state by any measure implementing the Prospectus Directive in that member state and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in that member state.

(b) It has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000) received by it in connection with the issue or sale of the Senior Notes in circumstances in which Section 21(1) of such Act does not apply to the Company and it has complied and will comply with all applicable provisions of such Act with respect to anything done by it in relation to any Senior Notes in, from or otherwise involving the United Kingdom.

(c) It has not offered or sold, and will not offer or sell, any Senior Notes by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Senior Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Senior Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

(d) The Senior Notes have not been and will not be registered under the Securities and Exchange Law of Japan (the Securities and Exchange Law) and each Underwriter hereby represents and agrees that it has not offered or sold, and it will not offer or sell any Senior Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

(e) The Prospectus Supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the Prospectus Supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Senior Notes may not be circulated or distributed, nor may the Senior Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the SFA), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Senior Notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Senior Notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

(f) It has not made and will not make, unless approved in writing in advance by the Company and the Representatives, any offer relating to the Senior Notes that would constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act and referred to herein as a Free Writing Prospectus) that would be required to be filed with the Commission under Rule 433 under the Securities Act. Notwithstanding the foregoing, it may use a free writing prospectus that is (i) the Final Term Sheet; (ii) an Issuer Free Writing Prospectus listed on Schedule VI or otherwise approved in writing in advance by the Representatives pursuant to Section 3A(c) above or (iii) one or more term sheets relating to the Senior Notes that do not contain substantive changes from or additions to the Final Term Sheet. The Representatives and the Company agree that any such term sheets described in clause (iii) above will not constitute Issuer Free Writing Prospectuses for purposes of this Agreement.

(g) It will, pursuant to reasonable procedures developed in good faith, retain copies of each Free Writing Prospectus used or referred to by it, in accordance with Rule 433 under the Securities Act.

(h) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding is initiated against it during the period of time after the first date of the public offering of the Senior Notes that a prospectus relating to the Senior Notes is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Senior Notes by an Underwriter or dealer (the Prospectus Delivery Period)). Whether the Prospectus Delivery Period is ongoing for purposes of this Section 3B(h) shall be determined by the opinion of Troutman Sanders LLP.

4. Purchase and Public Offering. On the basis of the representations and warranties herein contained, but subject to the terms and conditions in this Agreement set forth, the Company agrees to sell to each of the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the price, place and time hereinafter specified, the principal amount of the Senior Notes set forth opposite the name of such Underwriter in Schedule I hereto. The Underwriters agree to make a public offering of their respective Senior Notes specified in Schedule I hereto at the initial public offering price specified in Schedule II hereto. It is understood that after such initial offering the several Underwriters reserve the right to vary the offering price and further reserve the right to withdraw, cancel or modify any subsequent offering without notice.

The Company shall not be obligated to deliver any of the Senior Notes, except upon payment for all of the Senior Notes to be purchased on the Closing Date.

5. Time and Place of Closing. Delivery of the certificate(s) for the Senior Notes and payment therefor by the Representatives for the accounts of the several Underwriters shall be made at the time, place and date specified in Schedule II or such other time, place and date as the

Representatives and the Company may agree upon in writing, and subject to the provisions of Section 10 hereof. The hour and date of such delivery and payment are herein called the “Closing Date.” On the Closing Date, the Company, through the facilities of The Depository Trust Company (DTC), shall deliver or cause to be delivered a securities entitlement with respect to the Senior Notes to the Representatives for the accounts of each Underwriter against payment of the purchase price by wire transfer of same day funds to a bank account designated by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Senior Notes shall be registered in the name of Cede & Co., as nominee for DTC.

6. Covenants of the Company. The Company agrees that:

(a) The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430B under the Securities Act; will prepare a final term sheet, substantially in the form of Schedule VI hereto (the Final Term Sheet) and file such Final Term Sheet in compliance with Rule 433(d) under the Securities Act; will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the Prospectus and within the Prospectus Delivery Period. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(i) under the Securities Act and, in any event, prior to the Closing Date.

(b) If the Representatives so request, the Company, on or prior to the Closing Date, will deliver to the Representatives conformed copies of the Registration Statement as originally filed, including all exhibits, any Preliminary Prospectus, the Final Term Sheet, any Issuer Free Writing Prospectus, the Prospectus and all amendments and supplements to each such document, in each case as soon as available and in such quantities as are reasonably requested by the Representatives. The Representatives will be deemed to have made such a request for copies for each of the several Underwriters and Troutman Sanders LLP, counsel to the Underwriters, with respect to any such documents that are not electronically available through the Commission’s EDGAR filing system.

(c) The Company will pay all expenses in connection with (i) the preparation and filing by it of the Registration Statement, any Preliminary Prospectus, the Final Term Sheet, any Issuer Free Writing Prospectus and the Prospectus, (ii) the preparation, issuance and delivery of the Senior Notes, (iii) any fees and expenses of the Trustee and (iv) the printing and delivery (by first class mail) to the Underwriters, in reasonable quantities, of copies of the Registration Statement, any Preliminary Prospectus, the Final Term Sheet, any Issuer Free Writing Prospectus and the Prospectus (each as originally filed and as subsequently amended). In addition, the Company will pay the reasonable out-of-pocket fees and disbursements of Troutman Sanders LLP, counsel to the Underwriters, in connection with the qualification of the Senior Notes under state securities or blue sky laws or investment laws (if and to the extent such qualification is required by the Underwriters or the Company).

(d) If, during the time when a prospectus relating to the Senior Notes is required to be delivered under the Securities Act, any event occurs as a result of which (i) the Prospectus, the Final Term Sheet or any Issuer Free Writing Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (ii) it is necessary at any time to amend the Prospectus, the Final Term Sheet or any Issuer Free Writing Prospectus to comply with the Securities Act, the Company promptly will (y) notify the Underwriters through the Representatives to suspend solicitation of purchases of the Senior Notes and, (z) at its expense, prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. During the period specified above, the Company will continue to prepare and file with the Commission on a timely basis all documents or amendments required under the Securities Exchange Act and the applicable rules and regulations of the Commission thereunder; provided, that the Company shall not file such documents or amendments without also furnishing copies thereof to the Representatives and Troutman Sanders LLP. Any such documents or amendments which are electronically available through the Commission’s EDGAR filing system shall be deemed to have been furnished by the Company to the Representatives and Troutman Sanders LLP.

(e) The Company will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement prior to filing; and the Company will also advise the Representatives promptly of the filing of any such amendment or supplement, of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof, or of receipt from the Commission of any notice of objection to the use of the Registration Statement or any supplement or amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, and will use its best efforts to prevent the issuance of any such stop order or any such notice of objection and to obtain as soon as possible their lifting, if issued.

(f) The Company will make generally available to its security holders, as soon as it is practicable to do so, an earnings statement of the Company (in reasonable detail, in form complying with the provisions of Rule 158 under the Securities Act and which need not be audited), covering a period of at least 12 months beginning within three months after the “effective date” (as defined in Rule 158 under the Securities Act) of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Securities Act.

(g) The Company will furnish such information as may be lawfully required and otherwise cooperate in qualifying the Senior Notes for offer and sale under the securities or blue sky laws of such jurisdictions as the Representatives may designate; provided, however, that the Company shall not be required in any state to qualify as a foreign corporation, or to file a general consent to service of process, or to submit to any requirements which it deems unduly burdensome.

(h) Fees and disbursements of Troutman Sanders LLP, who is acting as counsel for the Underwriters, (exclusive of fees and disbursements of Troutman Sanders LLP which are to be paid as set forth in Section 6(c)) shall be paid by the Underwriters; provided, however, that if this Agreement is terminated in accordance with the provisions of Sections 7 or 8 hereof, the Company shall reimburse the Representatives for the account of the Underwriters for the amount of such fees and disbursements.

(i) During the period beginning on the date of this Agreement and continuing to and including the Closing Date, the Company will not, without the prior written consent of the Representatives, directly or indirectly, sell or offer to sell or otherwise dispose of any Senior Notes or any security convertible into or exchangeable for Senior Notes or any debt securities substantially similar to Senior Notes (except for the Senior Notes issued pursuant to this Agreement).

7. Conditions of Underwriters’ Obligations; Termination by the Underwriters.

(a) The obligations of the Underwriters to purchase and pay for the Senior Notes on the Closing Date shall be subject to the following conditions:

(i) No stop order suspending the effectiveness of the Registration Statement shall be in effect on the Closing Date and no proceedings for that purpose shall be pending before or, to the knowledge of the Company, threatened by the Commission on such date. The Representatives shall have received, prior to payment for the Senior Notes, a certificate dated the Closing Date and signed by the President or any Vice President of the Company to the effect that no such stop order is in effect and that no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

(ii) The relevant order or orders of the State Corporation Commission of Virginia authorizing the issuance and sale of the Senior Notes, a copy of which has been provided to the Representatives, shall be in full force and effect.

(iii) On the Closing Date the Representatives shall receive, on behalf of the several Underwriters, the opinions of Troutman Sanders LLP, counsel to the Underwriters, McGuireWoods LLP, counsel to the Company, and the Company’s General Counsel, substantially in the forms attached hereto as Schedules III, IV and V, respectively.

(iv) The Representatives shall have received from Deloitte & Touche LLP on the date of this Agreement and on the Closing Date letters addressed to the Representatives containing statements and information of the type ordinarily included in accountants’ SAS 72 “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Time of Sale Information or the Prospectus, including any pro forma financial information.

(v) Subsequent to the execution of this Agreement and prior to the Closing Date, (A) except as reflected in, or contemplated by, the Registration Statement, the Time of Sale Information or the Prospectus (exclusive of amendments or supplements after the date hereof), there shall not have occurred (1) any change in the senior debt securities of the Company of the same class as the Senior Notes (other than a decrease in the aggregate principal amount thereof outstanding), (2) any material adverse change in the general affairs, financial condition or earnings of the Company and its subsidiaries taken as a whole or (3) any material transaction entered into by the Company other than a transaction in the ordinary course of business, the effect of which in each such case in the reasonable judgment of the Representatives is so material and so adverse that it makes it impracticable to proceed with the public offering or delivery of the Senior Notes on the terms and in the manner contemplated in the Time of Sale Information, the Prospectus and this Agreement, and (B) there shall not have occurred (1) a downgrading in the rating accorded the Company’s senior unsecured notes, or securities that are pari passu to the Company’s senior unsecured notes, by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act) and no such organization shall have given any notice of any intended or potential downgrading or of any review for a possible change with possible negative implications in its ratings of such securities, (2) any general suspension of trading in securities on the New York Stock Exchange or any limitation on prices for such trading or any restrictions on the distribution of securities established by the New York Stock Exchange or by the Commission or by any federal or state agency or by the decision of any court, (3) a suspension of trading of any securities of the Company on the New York Stock Exchange, (4) a banking moratorium declared either by federal or New York State authorities or (5) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by the United States Congress or any other substantial national or international calamity or crisis resulting in the declaration of a national emergency, or any material adverse change in the financial markets; provided the effect of such outbreak, escalation, declaration, calamity, crisis or material adverse change shall, in the reasonable judgment of the Representatives, make it impracticable to proceed with the public offering or delivery of the Senior Notes on the terms and in the manner contemplated in the Time of Sale Information, the Prospectus and this Agreement.

(vi) On the Closing Date, the representations and warranties of the Company in this Agreement shall be true and correct as if made on and as of such date, and the Company shall have performed all obligations and satisfied all conditions required of it under this Agreement; and, on the Closing Date, the Representatives shall have received a certificate to such effect signed by the President or any Vice President of the Company.

(vii) All legal proceedings to be taken in connection with the issuance and sale of the Senior Notes shall have been satisfactory in form and substance to Troutman Sanders LLP.

(b) In case any of the conditions specified above in Section 7(a) shall not have been fulfilled, this Agreement may be terminated by the Representatives upon mailing or delivering written notice thereof to the Company; provided, however, that in case the conditions specified in subsections 7(a)(v) and (vi) shall not have been fulfilled, this Agreement may not be so terminated by the Representatives unless Underwriters who have agreed to purchase in the aggregate 50% or more of the aggregate principal amount of the Senior Notes shall have consented to such termination and the aforesaid notice shall so state. Any such termination shall be without liability of any party to any other party except as otherwise provided in Sections 6(c), 6(h), 7(c) and 9 hereof.

(c) If this Agreement shall be terminated by the Representatives pursuant to Section 7(b) above or because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, then in any such case, the Company will reimburse the Underwriters, severally, for all out-of-pocket expenses (in addition to the fees and disbursements of their outside counsel as provided in Section 6(h)) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder and, upon such reimbursement, the Company shall be absolved from any further liability hereunder, except as provided in Sections 6(c) and 9.

8. Conditions of the Obligation of the Company. The obligation of the Company to deliver the Senior Notes shall be subject to the conditions set forth in the first sentence of Section 7(a)(i) and in Section 7(a)(ii). In case such conditions shall not have been fulfilled, this Agreement may be terminated by the Company by mailing or delivering written notice thereof to the Representatives. Any such termination shall be without liability of any party to any other party except as otherwise provided in Sections 6(c), 6(h), 9 and 10 hereof.

9. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, its directors and officers and each person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Securities Exchange Act, or any other statute or common law and to reimburse each such Underwriter, director, officer, and controlling person for any legal or other expenses (including, to the extent hereinafter provided, reasonable outside counsel fees) incurred by them in connection with investigating or defending any such losses, claims, damages, or liabilities, or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus (if and when used on or prior to the date hereof), the Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus, or in any such document as amended or supplemented (if any amendments or supplements thereto shall have been furnished), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and provided, however, that the indemnity agreement contained in this Section 9(a) shall not apply to any such losses, claims, damages, liabilities, expenses or actions arising out of or based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon information furnished herein or otherwise in writing to the Company by or on behalf of any Underwriter through the Representatives for use in the Registration Statement or any amendment thereto, in the Prospectus or any supplement thereto, in any Preliminary Prospectus or in the Time of Sale Information. The indemnity agreement of the Company contained in this Section 9(a) and the representations and warranties of the Company contained in Section 3 hereof shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any such controlling person, and shall survive the delivery of the Senior Notes.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its officers and directors, and each person who controls any of the foregoing within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Securities Exchange Act, or any other statute or common law and to reimburse each of them for any legal or other expenses (including, to the extent hereinafter provided, reasonable outside counsel fees) incurred by them in connection with investigating or defending any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or in either such document as amended or supplemented (if any amendments or supplements thereto shall have been furnished), any Preliminary Prospectus (if and when used prior to the date hereof), or the Time of Sale Information or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon information furnished herein or in writing to the Company by or on behalf of such Underwriter for use in the Registration Statement or the Prospectus or any amendment or supplement to either thereof, any Preliminary Prospectus or the Time of Sale Information. The indemnity agreement of the respective Underwriters contained in this Section 9(b) shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Company or any such controlling person, and shall survive the delivery of the Senior Notes.

(c) The Company and each of the Underwriters agree that, upon the receipt of notice of the commencement of any action against the Company or any of its officers or directors, or any person controlling the Company, or against such Underwriter or any of its directors, officers or controlling persons as aforesaid, in respect of which indemnity may be sought on account of any indemnity agreement contained herein, it will promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought hereunder, but the omission so to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party shall be entitled to participate at its own expense in the defense or, if it so elects, to assume (in conjunction with any other indemnifying parties) the defense of such action, in which event such defense shall be conducted by counsel chosen by such indemnifying party (or parties) and satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional outside counsel retained by them; provided that, if the defendants (including impleaded parties) in any such action include both the indemnified party and the indemnifying party (or parties) and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party (or parties), the indemnified party shall have the right to select separate counsel to assert such legal defenses and to participate otherwise in the defense of such action on behalf of such indemnified party. The indemnifying party shall bear the reasonable fees and expenses of outside counsel retained by the indemnified party if (i) the indemnified party shall have retained such counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to one local counsel), representing the indemnified parties under Section 9(a) or 9(b), as the case may be, who are parties to such action), (ii) the indemnifying party shall have elected not to assume the defense of such action, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the commencement of the action, or (iv) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. Notwithstanding the foregoing sentence, an indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (such consent not to be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which indemnification may be sought hereunder (whether or not the indemnified party is an actual or potential party to such a proceeding), unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in Section 9(a) or 9(b) is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and of the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations, including relative benefit. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Company on the one hand or by the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 9(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations under this Section 9(d) to contribute are several in proportion to their respective underwriting obligations and not joint. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

10. Termination. If any one or more of the Underwriters shall fail or refuse to purchase the Senior Notes which it or they have agreed to purchase hereunder, and the aggregate principal amount of the Senior Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Senior Notes, then the other Underwriters shall be obligated severally in the proportions which the principal amount of the Senior Notes set forth opposite their respective names in Schedule I bears to the aggregate underwriting obligations of all non-defaulting Underwriters, or in such other proportions as the Underwriters may specify, to purchase the Senior Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase. If any Underwriter or Underwriters shall so fail or refuse to purchase Senior Notes and the aggregate principal amount of the Senior Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Senior Notes and arrangements satisfactory to the Underwriters and the Company for the purchase of such Senior Notes are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter (except as provided in Sections 6(g) and 9) or of the Company (except as provided in Sections 6(b) and 9). In any such case not involving a termination, either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person of any Underwriter, or by or on behalf of the Company, and shall survive delivery of the Senior Notes.

12. Miscellaneous. The validity and interpretation of this Agreement shall be governed by the laws of the State of New York. This Agreement shall inure to the benefit of the Company, the Underwriters and, with respect to the provisions of Section 9 hereof, each controlling person and each officer and director of the Company and the Underwriters referred to in Section 9, and their respective successors, assigns, executors and administrators. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors” as used in this Agreement shall not include any purchaser, as such, of any of the Senior Notes from any of the several Underwriters. The Company and the Underwriters each acknowledge and agree that in connection with all aspects of each transaction contemplated by this Agreement, the Company and the Underwriters have an arms length business relationship that creates no fiduciary duty on the part of either party and each expressly disclaims any fiduciary relationship, except that the Underwriters acknowledge that they owe a duty of trust or confidence to the Company as contemplated by paragraph (b)(2)(i) of Rule 100 (17 CFR §243.100) of Regulation FD under the Securities Exchange Act.

13. Notices. All communications hereunder shall be in writing and if to the Underwriters shall be mailed, faxed or delivered to the Representatives at the address set forth on Schedule II hereto, or if to the Company shall be mailed, faxed or delivered to it, attention of Treasurer, Virginia Electric and Power Company, 120 Tredegar Street, Richmond, Virginia 23219 (facsimile number: (804) 819-2211).

[remainder of this page left blank intentionally]

Please sign and return to us a counterpart of this letter, whereupon this letter will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

VIRGINIA ELECTRIC AND POWER COMPANY

By:	/s/ James P. Carney
Name:	James P. Carney
Title:	Assistant Treasurer

The foregoing agreement is hereby
confirmed and accepted, as of the
date first above written.

GOLDMAN, SACHS & CO.
acting individually and as Representative
of the Underwriters named in Schedule I hereto

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
acting individually and as Representative
of the Underwriters named in Schedule I hereto

By:	/s/ Eric Withrow
Authorized Signatory
Name:	Eric Withrow
Title:	Vice President

MORGAN STANLEY & CO. INCORPORATED
acting individually and as Representative
of the Underwriters named in Schedule I hereto

By:	/s/ Yurij Slyz
Authorized Signatory
Name:	Yurij Slyz
Title:	Vice President

WACHOVIA CAPITAL MARKETS, LLC
acting individually and as Representative
of the Underwriters named in Schedule I hereto

By:	/s/ Jake Horstman
Authorized Signatory
Name:	Jake Horstman
Title:	Director

SCHEDULE I

Underwriter		Principal Amount of Series C Senior Notes to be Purchased
Goldman, Sachs & Co.		$105,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated		105,000,000
Morgan Stanley & Co. Incorporated		105,000,000
Wachovia Capital Markets, LLC		105,000,000
Credit Suisse Securities (USA) LLC		31,980,000
Greenwich Capital Markets, Inc.		32,040,000
UBS Securities LLC		31,980,000
BNP Paribas Securities Corp.		16,800,000
BNY Capital Markets, Inc.		16,800,000
Lazard Capital Markets LLC		16,800,000
Mizuho Securities USA Inc.		16,800,000
Scotia Capital (USA) Inc.		16,800,000

	Total:	$600,000,000

Underwriter		Principal Amount of Series D Senior Notes to be Purchased
Goldman, Sachs & Co.		$78,750,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated		78,750,000
Morgan Stanley & Co. Incorporated		78,750,000
Wachovia Capital Markets, LLC		78,750,000
Credit Suisse Securities (USA) LLC		23,985,000
Greenwich Capital Markets, Inc.		24,030,000
UBS Securities LLC		23,985,000
BNP Paribas Securities Corp.		12,600,000
BNY Capital Markets, Inc.		12,600,000
Lazard Capital Markets LLC		12,600,000
Mizuho Securities USA Inc.		12,600,000
Scotia Capital (USA) Inc.		12,600,000

	Total:	$450,000,000

I-1

SCHEDULE II

Titles of Senior Notes:

• 2007 Series C 5.10% Senior Notes due 2012

• 2007 Series D 6.35% Senior Notes due 2037

Aggregate Principal Amounts:

• Series C Senior Notes:	$600,000,000

• Series D Senior Notes:	$450,000,000

Initial Price to Public:

• Series C Senior Notes:	99.966% of the principal amount of the Series C Senior Notes plus accrued interest, if any, from the date of issuance

• Series D Senior Notes:	99.775% of the principal amount of the Series D Senior Notes plus accrued interest, if any, from the date of issuance

Initial Purchase Price to be paid by Underwriters:

• Series C Senior Notes:	99.366% of the principal amount of the Series C Senior Notes

• Series D Senior Notes:	98.900% of the principal amount of the Series D Senior Notes

Time of Delivery:	December 4, 2007, 10:00 A.M.

Closing Location:	One James Center
901 East Cary Street
Richmond, Virginia 23219

The Senior Notes will be available for inspection by the Representatives at:

One James Center
901 East Cary Street
Richmond, Virginia 23219

Addresses for Notices to the Underwriters:

Goldman, Sachs & Co.
85 Broad Street New York, New York 10004
Attention: Registration Department
Facsimile: (212) 902-3000 (attention: Eric Braunstein)

II-1

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
4 World Financial Center
New York, New York 10080
Attention: Parker Weil
Telephone: (212) 449-1000
Facsimile: (212) 449-6700

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
Attention: Investment Banking Division
Telephone: (212) 761-6691
Facsimile: (212) 507-8999

Wachovia Capital Markets, LLC
One Wachovia Center, DC-7
301 South College Street
Charlotte, North Carolina 28288-0602
Attention: Transaction Management Group
Telephone: (704) 715-0541
Facsimile: (704) 383-9165

With a copy of any notice pursuant to Section 9(c) also sent to:

Troutman Sanders LLP
Troutman Sanders Building
1001 Haxall Point Richmond, Virginia 23219
Attention: F. Claiborne Johnston, Jr., Esquire
Telephone: (804) 697-1214
Facsimile: (804) 698-5108

II-2

SCHEDULE III

PROPOSED FORM OF OPINION

OF

TROUTMAN SANDERS LLP

Troutman Sanders Building

1001 Haxall Point

Richmond, Virginia 23219

December 4, 2007

VIRGINIA ELECTRIC AND POWER COMPANY

$600,000,000 2007 Series C 5.10% Senior Notes due 2012

$450,000,000 2007 Series D 6.35% Senior Notes due 2037

Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
Wachovia Capital Markets, LLC as Representatives for the Underwriters listed in Schedule I to the Underwriting Agreement

Goldman, Sachs & Co.	Merrill Lynch, Pierce, Fenner & Smith Incorporated
85 Broad Street	4 World Financial Center
New York, New York 10004	New York, New York 10080

Morgan Stanley & Co. Incorporated	Wachovia Capital Markets, LLC
1585 Broadway	One Wachovia Center, DC-7
New York, New York 10036	301 South College Street
Charlotte, North Carolina 28288-0602

Ladies and Gentlemen:

We have acted as your counsel in connection with the arrangements for issuance by Virginia Electric and Power Company (the Company) of up to U.S. $600,000,000 aggregate principal amount of its 2007 Series C 5.10% Senior Notes due 2012 and up to U.S. $450,000,000 aggregate principal amount of its 2007 Series D 6.35% Senior Notes due 2037 (collectively, the Senior Notes) and the offering of the Senior Notes by you pursuant to an Underwriting Agreement dated November 27, 2007 by and between you and the Company (the Underwriting Agreement). This letter is being delivered to you pursuant to the Underwriting Agreement. All terms not otherwise defined herein shall have the meanings set forth in the Underwriting Agreement.

III-1

We have examined originals or copies certified to our satisfaction of such corporate records of the Company, indentures, agreements and other instruments, certificates of public officials, certificates of officers and representatives of the Company and of the Trustee, and other documents, as we have deemed necessary as a basis for the opinions hereinafter expressed. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certifications by officers of the Company, the Trustee and other appropriate persons and statements contained in the Registration Statement hereinafter mentioned. All legal proceedings taken as of the date hereof in connection with the transactions contemplated by the Underwriting Agreement have been satisfactory to us.

In addition, we attended the closing held today at which the Company satisfied the conditions contained in Section 7 of the Underwriting Agreement that are required to be satisfied as of the Closing Date.

Based upon the foregoing, and having regard to legal considerations that we deem relevant, we are of the opinion that:

1. The Company is a corporation duly incorporated and existing as a corporation in good standing under the laws of Virginia, and has the corporate power to transact its business as described in the Prospectus.

2. An appropriate order of the State Corporation Commission of Virginia with respect to the sale of the Senior Notes has been issued, and such order remains in effect at this date and constitutes valid and sufficient authorization for the sale of the Senior Notes as contemplated by the Underwriting Agreement. No approval or consent by any public regulatory body, other than those required under the Securities Act and the Rules and Regulations, any authorization by the State Corporation Commission of Virginia, and reports to be filed with the State Corporation Commission of Virginia after issuance of the Senior Notes, all of which have been obtained, is legally required in connection with the sale of the Senior Notes as contemplated by the Underwriting Agreement (except to the extent that compliance with the provisions of securities or blue sky laws of certain states may be required in connection with the sale of the Senior Notes in such states) and the carrying out of the provisions of the Underwriting Agreement.

3. The Underwriting Agreement has been duly authorized by all necessary corporate action and has been duly executed and delivered by the Company.

4. The Indenture has been duly authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act and constitutes a valid and binding obligation of the Company, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

III-2

5. The Senior Notes have been duly authorized and executed by the Company and when completed and authenticated by the Trustee in accordance with, and in the forms contemplated by, the Indenture and issued, delivered and paid for as provided in the Underwriting Agreement, will have been duly issued under the Indenture and will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

6. The Registration Statement with respect to the Senior Notes filed pursuant to the Securities Act is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that was filed with the Commission not earlier than three years prior to the Closing Date, and the Prospectus may lawfully be used for the purposes specified in the Securities Act in connection with the offer for sale of Senior Notes in the manner therein specified.

7. The Registration Statement, the Preliminary Prospectus and the Prospectus (except that we express no comment or belief with respect to any historical or pro forma financial statements and schedules and other financial or statistical information contained or incorporated by reference in the Registration Statement or Prospectus) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act, and to the applicable rules and regulations of the Commission thereunder.

8. We are of the opinion that the statements relating to the Senior Notes contained in the Base Prospectus under DESCRIPTION OF SENIOR DEBT SECURITIES, as supplemented by the statements under DESCRIPTION OF THE SENIOR NOTES in the Prospectus Supplement dated November 27, 2007, are substantially accurate and fair.

*    *    *    *    *

We have not undertaken to determine independently the accuracy or completeness of the statements contained or incorporated by reference in the Registration Statement, the Time of Sale Information or in the Prospectus, and as to the statistical statements in the Registration Statement (which includes statistical statements in the Incorporated Documents), we have relied solely on the officers of the Company. We accordingly assume no responsibility for the accuracy or completeness of the statements made in the Registration Statement, except as stated above in numbered paragraph 8 in regard to the statements described in such numbered paragraph 8. We note that the Incorporated Documents were prepared and filed by the Company without our participation. We have, however, participated in conferences with counsel for and representatives of the Company in connection with the preparation of the Registration Statement, the Time of Sale Information, the Prospectus as it was initially issued and as it has been supplemented or amended, and we have reviewed the Incorporated Documents and such of the corporate records of the Company as we deemed advisable. In addition, we participated in one or more due diligence conferences with representatives of the Company and attended the closing at which the Company satisfied the conditions contained in the Underwriting Agreement. None of the foregoing participation, review or attendance disclosed to us any information that gives us

III-3

reason to believe that the Registration Statement contained on any date the Registration Statement became effective, the Time of Sale Information contained at the Time of Sale, or the Prospectus contained on the date it was issued or the date it was supplemented or amended, or that the Registration Statement or the Prospectus contains on the date hereof (in all cases, excepting the financial statements and schedules and other financial information contained or incorporated therein by reference, any pro forma financial information and notes thereto, and the Statement of Eligibility of the Trustee filed on Form T-1 under the Trust Indenture Act, included or incorporated by reference into the Registration Statement or the Prospectus, as to which we express no belief) any untrue statement of a material fact or omitted (or, with respect to the Registration Statement and the Prospectus, now omits) to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

In rendering the opinions set forth in paragraphs (1) - (8) above and in making the statements expressed in the preceding paragraph, we do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia, the State of New York and the United States of America. This opinion may not be relied upon by, nor may copies be delivered to, any person without our prior written consent.

Very truly yours,

TROUTMAN SANDERS LLP

III-4

SCHEDULE IV

PROPOSED FORM OF OPINION

OF

MCGUIREWOODS LLP

One James Center

901 East Cary Street

Richmond, Virginia 23219

December 4, 2007

VIRGINIA ELECTRIC AND POWER COMPANY

$600,000,000 2007 Series C 5.10% Senior Notes due 2012

$450,000,000 2007 Series D 6.35% Senior Notes due 2037

Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
Wachovia Capital Markets, LLC as Representatives for the Underwriters listed in Schedule I to the Underwriting Agreement

Goldman, Sachs & Co.	Merrill Lynch, Pierce, Fenner & Smith Incorporated
85 Broad Street	4 World Financial Center
New York, New York 10004	New York, New York 10080

Morgan Stanley & Co. Incorporated	Wachovia Capital Markets, LLC
1585 Broadway	One Wachovia Center, DC-7
New York, New York 10036	301 South College Street
Charlotte, North Carolina 28288-0602

Ladies and Gentlemen:

We have acted as counsel to Virginia Electric and Power Company, a Virginia corporation (the Company), in connection with the issuance and sale by the Company of up to U.S. $600,000,000 aggregate principal amount of its 2007 Series C 5.10% Senior Notes due 2012 and up to U.S. $450,000,000 aggregate principal amount of its 2007 Series D 6.35% Senior Notes due 2037 (collectively, the Senior Notes) pursuant to an Underwriting Agreement dated November 27, 2007, by and between the Company and the Underwriters listed on Schedule I attached thereto (the Underwriting Agreement). This letter is being delivered to you pursuant to the Underwriting Agreement. All terms not otherwise defined herein have the meanings set forth in the Underwriting Agreement.

We have examined originals, or copies certified to our satisfaction, of such corporate records of the Company, indentures, agreements, and other instruments, certificates of public officials, certificates of officers and representatives of the Company and of the Trustee, and other documents, as we have deemed necessary as a basis for the opinions hereinafter expressed. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certifications by officers of the Company, the Trustee and other appropriate persons and statements contained in the Registration Statement hereinafter mentioned. All legal proceedings taken as of the date hereof in connection with the transactions contemplated by the Underwriting Agreement have been satisfactory to us.

On this basis we are of the opinion that:

1. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than those required under the Securities Act and the Rules and Regulations and any authorization by the State Corporation Commission of Virginia, all of which have been obtained, reports to be filed with the State Corporation Commission of Virginia after the issuance of the Senior Notes, or as may be required under the securities or blue sky laws of the various states) is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement or the due execution, delivery or performance of the Indenture by the Company or for the offering, issuance, sale or delivery of the Senior Notes as contemplated by the Underwriting Agreement.

2. The Indenture has been authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act and constitutes a valid and binding obligation of the Company except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless whether enforcement is in a proceeding in equity or at law).

3. The Senior Notes have been duly authorized and executed by the Company and, when completed and authenticated by the Trustee in accordance with, and in the forms contemplated by, the Indenture and issued, delivered and paid for as provided in the Underwriting Agreement, will have been duly issued under the Indenture and will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless whether enforcement is in a proceeding in equity or at law).

4. The Registration Statement (Reg. No. 333-130932) with respect to the Senior Notes filed pursuant to the Securities Act is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that was filed with the Commission not earlier than three years prior to the Closing Date, and the Prospectus may lawfully be used for the purposes specified in the Securities Act in connection with the offer for sale of Senior Notes in the manner therein specified.

5. The Registration Statement, the Preliminary Prospectus and the Prospectus (except the financial statements, any pro forma financial information and schedules contained or incorporated by reference therein, as to which we express no opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act, and to the applicable rules and regulations of the Commission thereunder.

6. We are of the opinion that the statements relating to the Senior Notes contained in the Base Prospectus under DESCRIPTION OF SENIOR DEBT SECURITIES, as supplemented by the statements under DESCRIPTION OF THE SENIOR NOTES in the Prospectus Supplement dated November 27, 2007, are substantially accurate and fair.

**********

We have participated in conferences with officers and other representatives of the Company and your representatives at which the contents of the Registration Statement, the Time of Sale Information and the Prospectus were discussed, and we have consulted with officers and other employees of the Company to inform them of the disclosure requirements of the Securities Act. We have examined various reports, records, contracts and other documents of the Company and orders and instruments of public officials, which our investigation led us to deem pertinent. In addition, we participated in one or more due diligence conferences with representatives of the Company and attended the closing at which the Company satisfied the conditions contained in Section 7 of the Underwriting Agreement. We have not, however, undertaken to make any independent review of other records of the Company which our investigation did not lead us to deem pertinent. As to the statistical statements in the Registration Statement (which includes the Incorporated Documents), we have relied solely on the officers of the Company. We accordingly assume no responsibility for the accuracy or completeness of the statements made in the Registration Statement, except as stated above in numbered paragraph 6 in regard to the statements described in such paragraph 6. But such conferences, consultation, examination and attendance disclosed to us no information with respect to such other matters that gives us reason to believe that the Registration Statement contained on any date the Registration Statement became effective, the Time of Sale Information contained at the Time of Sale, the Prospectus contained on the date it was issued, or that the Registration Statement or the Prospectus contains on the date hereof (in each case, except with respect to the financial statements, any pro forma financial information and schedules and other financial information and the Statement of Eligibility of the Trustee filed on Form T-1 under the Trust Indenture Act, contained or incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus), any untrue statement of a material fact or omitted on such date or omits on the date hereof to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The foregoing assurance is provided on the basis that, except as otherwise provided in Section 3A(a) of the Underwriting Agreement with respect to the Time of Sale Information, any statement contained in an Incorporated Document will be deemed not to be contained in the Registration Statement, the Time of Sale Information or the Prospectus if the statement has been modified or superseded by any statement in a subsequently filed Incorporated Document or in the Registration Statement, the Time of Sale Information or the Prospectus.

We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia, the State of New York and the United States of America. This opinion may not be relied upon by, nor may copies be delivered to, any person without our prior written consent.

Very truly yours,

MCGUIREWOODS LLP

SCHEDULE V

PROPOSED FORM OF OPINION

OF

GENERAL COUNSEL OF

VIRGINIA ELECTRIC AND POWER COMPANY

120 Tredegar Street

Richmond, VA 23219

December 4, 2007

VIRGINIA ELECTRIC AND POWER COMPANY

$600,000,000 2007 Series C 5.10% Senior Notes due 2012

$450,000,000 2007 Series D 6.35% Senior Notes due 2037

To: The Addressees Listed on Annex A

Ladies and Gentlemen:

The arrangements for issuance of up to U.S. $600,000,000 aggregate principal amount of 2007 Series C 5.10% Senior Notes due 2012 and up to U.S. $450,000,000 aggregate principal amount of 2007 Series D 6.35% Senior Notes due 2037 (collectively, the Senior Notes), of Virginia Electric and Power Company (the Company), pursuant to an Underwriting Agreement dated November 27, 2007, by and between the Company and the Underwriters listed on Schedule I attached thereto (the Underwriting Agreement), have been taken under my supervision as Senior Vice President and General Counsel of the Company. Terms not otherwise defined herein have the meanings set forth in the Underwriting Agreement.

As Senior Vice President and General Counsel of the Company, I have general responsibility over the attorneys within the Company’s Legal Department responsible for rendering legal counsel to the Company regarding corporate, financial, securities and other matters. I am generally familiar with the organization, business and affairs of the Company. I am also familiar with the proceedings taken and proposed to be taken by the Company in connection with the offering and sale of the Senior Notes, and I have examined such corporate records, certificates and other documents and such questions of the law as I have considered necessary or appropriate for the purposes of this opinion. In addition, I have responsibility for supervising lawyers who may have been asked by me or others to review legal matters arising in connection with the offering and sale of the Senior Notes. Accordingly, some of the matters referred to herein have not been handled personally by me, but I have been made familiar with the facts and circumstances and the applicable law, and the opinions herein expressed are my own or are opinions of others in which I concur.

V-1

On this basis I am of the opinion that:

1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Virginia, and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Information and the Prospectus and to enter into and perform its obligations under the Underwriting Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.

2. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

3. There are no actions, suits or proceedings pending or, to the best of my knowledge, threatened, to which the Company or one of its subsidiaries is a party or to which any of the Company’s or any of its subsidiaries’ properties is subject other than any proceedings described in the Time of Sale Information or the Prospectus and proceedings which I believe are not likely to have a material adverse effect on the power or ability of the Company to perform its obligations under the Underwriting Agreement or to consummate the transactions contemplated thereby or by the Time of Sale Information or the Prospectus.

I am a member of the Bar of the Commonwealth of Virginia and I do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia and the United States of America. This opinion may not be relied upon by, nor may copies be delivered to, any person without our prior written consent. I do not undertake to advise you of any changes in the opinions expressed herein resulting from matters that may hereinafter arise or that may hereinafter be brought to my attention.

Yours very truly,

GENERAL COUNSEL

V-2

Annex A

Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
Wachovia Capital Markets, LLC
as Representatives for the Underwriters
listed in Schedule I to the Underwriting Agreement

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, New York 10080

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Wachovia Capital Markets, LLC
One Wachovia Center, DC-7
301 South College Street
Charlotte, North Carolina 28288-0602

The Bank of New York
(successor to JPMorgan Chase Bank, N.A.
(formerly known as The Chase Manhattan Bank))
101 Barclay Street, 8W
Attn: Global Trust Administration
New York, New York 10286

SCHEDULE VI

ISSUER FREE WRITING PROSPECTUSES

Final Term Sheet dated November 27, 2007 containing final pricing and related information:

Filed pursuant to Rule 433 Registration No. 333-130932

VIRGINIA ELECTRIC AND POWER COMPANY

FINAL TERM SHEET

November 27, 2007

	2007 Series C 5.10% Senior Notes Due 2012	2007 Series D 6.35% Senior Notes Due 2037
Issuer:	Virginia Electric and Power Company	Virginia Electric and Power Company
Principal Amount:	$600,000,000	$450,000,000
Expected Ratings (Moody’s/S&P/Fitch):	Baa1 (stable outlook)/BBB (positive outlook)/BBB+ (stable outlook)	Baa1 (stable outlook)/BBB (positive outlook)/BBB+ (stable outlook)
Trade Date:	November 27, 2007	November 27, 2007
Settlement Date (T+5):	December 4, 2007	December 4, 2007
Final Maturity Date:	November 30, 2012	November 30, 2037
Interest Payment Dates:	May 30 and November 30	May 30 and November 30
First Interest Payment Date:	May 30, 2008	May 30, 2008
Call Provisions:	Make Whole Call at T+25 bps	Make Whole Call at T+30 bps
Treasury Benchmark:	3 7/8% due October 31, 2012	4 3/4% due February 15, 2007
Benchmark Yield:	3.358%	4.367%
Spread to Benchmark:	+ 175 bps	+ 200 bps
Reoffer Yield:	5.108%	6.367%
Coupon:	5.10%	6.35%
Price to Public:	99.966%	99.775%
Proceeds to Company Before Expenses	99.366%	98.900%
CUSIP/ISIN:	927804 FD1/US927804FD10	927804 FE9/US927804FE92
Joint Book-Running Managers:	Goldman, Sachs & Co.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Morgan Stanley & Co. Incorporated; Wachovia Capital Markets, LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling:

Goldman, Sachs & Co.	1-866-471-2526 (toll free)
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1-866-500-5408 (toll-free)
Morgan Stanley & Co. Incorporated	1-866-718-1649 (toll free)
Wachovia Capital Markets, LLC	1-866-289-1262 (toll free)

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.